Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-32386, No. 333-116163, and No. 333-202341 on Form S-8 of Timberland Bancorp, Inc. of our report dated December 9, 2020, with respect to the consolidated financial statements of Timberland Bancorp, Inc. and Subsidiary (collectively, "Timberland") included in Timberland's Annual Report (Form 10-K) for the year ended September 30, 2020.

/s/ Delap LLP

Lake Oswego, Oregon
December 9, 2020